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                                                                   EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS

We consent to reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Great Lakes REIT, Inc. for the registration of Common and Preferred Stock in the amount of $300 million and to the incorporation by reference therein of our reports indicated below filed with the Securities and Exchange Commission.



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Financial Statements                                          Date of Auditors' Report
--------------------                                          ------------------------
Consolidated financial statements and schedule of             January 29, 1998, except for
Great Lakes REIT, Inc. included in its Annual Report          Note 14 as to which the date is
(Form 10-K) for the year ended December 31, 1997              March 13, 1998

Statement of revenue and certain expenses of TRI-             December 17, 1997
ATRIA Office Building for the year ended
December 31, 1996 included in the Current Report
(Form 8-K/A) of Great Lakes REIT, Inc. dated
February 6, 1998

Statement of revenue and certain expenses of                  December 19, 1997
777 Eisenhower Plaza for the year ended
December 31, 1996 included in the Current Report
(Form 8-K/A) of Great Lakes REIT, Inc. dated
February 6, 1998

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                                   Ernst & Young LLP


Chicago, Illinois
April 3, 1998